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                                                                   EXHIBIT 10.44
                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT
               BETWEEN FLAGSTAR COMPANIES, INC. AND JAMES ADAMSON
     This Amendment to Employment Agreement ("Amendment") is made and entered into as of February 27, 1995 between Flagstar Companies, Inc., a Delaware corporation (the "Company"), and James B. Adamson (the "Executive"), residing at 10040 South West Sixtieth Court, Miami, Florida 33156.
                                  WITNESSETH:
     WHEREAS, the Company and the Executive have entered into that certain Employment Agreement ("Agreement") dated January 10, 1995; and
     WHEREAS, the Company and the Executive desire to amend the Agreement in certain respects, effective as of this date;
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations hereinafter set forth, the parties agree as follows:
     1. The fifth sentence of Section 1 of the Agreement is amended and restated to provide as follows:
          "The Executive will be elected or appointed as a Director of the Company no later than the first meeting of the Board after the Commencement Date and as Chairman of the Board of the Company within six months after the Commencement Date, provided, however, that the Executive may waive such right to become Chairman for so long as he may elect, in his sole discretion, and may thereafter exercise such right by giving the Board thirty days prior written notice of his desire to become Chairman effective as of a specified date."
     2. Clause (B) of subsection (c) (iv) of Section 5 of the Agreement is amended and restated to provide as follows:
          "(B) upon the Executive's 30 days' prior written notice to the Board if the Executive has not been elected or appointed Chairman of the Board within the time period prescribed in section 1, above;"
     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment as of the date first written above.
                                         FLAGSTAR COMPANIES, INC.
                                         By: /s/ MICHAEL TOKARZ
                                             Title:
                                         /s/ JAMES B. ADAMSON
                                         James B. Adamson